UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2026

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2026, Archrock Services, L.P., a Delaware limited partnership (the “Company”) and wholly owned subsidiary of Archrock, Inc., a Delaware corporation (“Archrock”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Project Avengers 2026 Merger Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), HiVolt Energy Holdings, LLC, a Delaware limited liability company (“HiVolt”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the unitholders’ representative. Pursuant to the Merger Agreement, Merger Sub will merge with and into HiVolt (the “Merger”), with HiVolt continuing as the surviving company and a wholly owned subsidiary of the Company. The respective boards of managers (or equivalent governing authorities) of the Company, Merger Sub and HiVolt unanimously approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and determined that they were advisable and in the best interests of their respective equity holders.

Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, the outstanding Class A units and Class B units (the “Units”) of HiVolt (other than any Units held in treasury) will be converted into the right to receive cash consideration, without interest. The aggregate merger consideration is based on a purchase price of $415 million, subject to adjustments for net working capital, indebtedness, cash, unpaid transaction expenses, certain capital expenditure adjustments and certain scheduled items, as provided in the Merger Agreement.

In connection with the Merger and pursuant to the terms of the Merger Agreement, the Company adopted an incentive plan to facilitate the earnout under which selected employees of HiVolt may earn cash incentive payments with respect to fiscal years 2027 through 2029 of up to $35.0 million in the aggregate. Amounts payable under the incentive plan to any participant for the applicable fiscal year are tied to the adjusted gross margin performance of HiVolt’s business and the individual’s bonus participation percentage. Any amounts earned for fiscal years 2027 through 2029 will be paid in July 2028, 2029 and 2030, respectively, subject to the participant’s continued employment through the payment date (subject to protections in the event of a participant’s termination without cause, for good reason or by reason of death or disability). Any amounts paid under the incentive plan are expected to be recorded as compensation expense in the Company’s financial statements.

The Merger is expected to close in the first quarter of 2027, subject to the satisfaction or waiver of customary closing conditions, including, among other things: (i) the absence of any governmental order or applicable law prohibiting or making illegal the consummation of the transactions contemplated by the Merger Agreement; (ii) the Company’s and HiVolt’s performance, in all material respects, of their respective obligations under the Merger Agreement required to be performed at or before the closing of the Merger (the “Closing”); (iii) subject to the standards specified in the Merger Agreement, the accuracy of the Company’s and HiVolt’s respective representations and warranties; (iv) receipt of required approvals and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) delivery of the required closing certificates and other closing deliverables; and (vi) solely as conditions to the Company’s obligation to consummate the Merger, the absence of a Material Adverse Effect (as defined in the Merger Agreement) with respect to HiVolt since the date of the Merger Agreement that is continuing as of the Closing, and the execution, delivery and effectiveness of certain employment arrangements, restrictive covenant agreement and subscription agreements by certain key employees of HiVolt prior to Closing.

The Merger Agreement contains customary representations, warranties and covenants, including covenants relating to (i) the conduct of HiVolt’s and its subsidiaries’ businesses prior to the Closing or earlier termination of the Merger Agreement, including ordinary-course operations and preservation of material third-party relationships, subject to specified exceptions, and (ii) the parties’ efforts to complete the transactions contemplated by the Merger Agreement, including obtaining required regulatory approvals and third-party consents.

The Merger Agreement may be terminated prior to the Closing, subject to certain exceptions, (i) by mutual written consent of the parties; (ii) if the Closing has not occurred by 120 days after the date of the Merger Agreement (subject to extension as provided in the Merger Agreement, the “Outside Date”); (iii) if a final, non-appealable governmental order or applicable law permanently prohibits or makes illegal the transactions contemplated by the Merger Agreement; (iv) for certain breaches of representations, warranties or covenants that would cause a closing condition not to be satisfied, subject, if curable, to a cure period of up to 30 days following notice or, if earlier, the Outside Date; or (v) by HiVolt or its unitholders’ representative in certain circumstances if the Company fails to consummate the Closing when required. The Merger Agreement preserves certain rights and remedies following termination, including for willful breach or actual fraud.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Merger Sub, HiVolt or the unitholders’ representative. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Archrock’s public disclosures.

Item 7.01	Regulation FD Disclosure.

On November 10, 2026, Archrock issued a press release announcing the entry into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 10, 2026, Archrock posted to its website an investor presentation related to the transactions contemplated by the Merger Agreement. A copy of the investor presentation is attached hereto as Exhibit 99.2 and incorporated by reference herein.

The information set forth in this Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information included in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K, including Exhibits 99.1 and 99.2, may contain forward-looking statements within the meaning of Section 21E of the Exchange Act, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “pro forma,” “expect,” “strategy,” “future,” “likely,” “may,” “opportunity,” “should,” “will” and similar references to future periods. Forward-looking information includes, but is not limited to statements regarding the expected benefits of the proposed transaction, including its expected accretion and the expected impact on Archrock’s EBITDA, leverage ratio, earnings per share, dividend growth and dividend coverage; the anticipated completion of the proposed transaction and the timing thereof; plans and objectives of management for future operations; structural and process improvement initiatives; the size of the total addressable market; the size of the business and growth pipeline; the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the failure to complete the proposed transaction or to realize the anticipated accretion, earnings per share growth, dividend growth and coverage, potential synergies and other anticipated strategic benefits of the transaction within the expected time frames or at all; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction will not be obtained; changes in customer, employee or supplier relationships of Archrock or HiVolt; local, regional and national economic and financial market conditions and the impact they may have on Archrock, HiVolt and their respective customers; future regulatory conditions, including changes in tax laws and regulation of power generation, distribution and data centers; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in the availability and price for electric power; changes in future demand for micro-grid power and on-site data center power; changes in economic conditions in key operating markets; the financial condition of Archrock’s or HiVolt’s customers; the failure of any customer of Archrock or HiVolt to perform its contractual obligations; changes in safety, health, environmental and other regulations; estimated transaction and integration costs associated with the proposed transaction; the retention of certain key employees of HiVolt; and Archrock’s ability to successfully integrate the operations of HiVolt; Archrock’s ability to pay dividends in the future; and risks associated with the concentration of Archrock’s and HiVolt’s significant customers.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2025, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available online at www.sec.gov and www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
2.1*	Agreement and Plan of Merger, dated as of November 10, 2026, by and among Archrock Services, L.P., Project Avengers 2026 Merger Sub, LLC, HiVolt Energy Holdings, LLC and Shareholder Representative Services LLC, solely in its capacity as the unitholders’ representative.
99.1	Press Release dated November 10, 2026.
99.2	Investor Presentation dated November 10, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

November 10, 2026